SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Confidential, for Use of the
☑	Definitive Proxy Statement		Commission Only (as permitted by
☐	Definitive Additional Materials		Rule 14a-6(e)(2))
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

REALNETWORKS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         ☑     No fee required.
         ☐     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)     Title of each class of securities to which transaction applies:

         (2)     Aggregate number of securities to which transaction applies:

         (3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)     Proposed maximum aggregate value of transaction:

         (5)     Total fee paid:

         ☐     Fee paid previously with preliminary materials.

         ☐     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount Previously Paid:

         (2)     Form, Schedule or Registration Statement no.:

         (3)     Filing Party:

         (4)     Date Filed:

RealNetworks 2601 Elliott Avenue, Suite 1000, Seattle, WA 98121

May 5, 2003

Dear Shareholder:

      You are cordially invited to attend the 2003 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 2:00 p.m. on Tuesday, June 3, 2003 at the Seattle Marriott Waterfront Hotel, 2100 Alaskan Way, Seattle, Washington.

      At the Annual Meeting, the shareholders will be asked to elect three directors to RealNetworks’ Board of Directors. The accompanying Notice of Annual Meeting and Proxy Statement describe the matters to be presented at the Annual Meeting.

      The Board of Directors unanimously recommends that shareholders vote “For” this proposal.

      Whether or not you plan to attend the Annual Meeting, we hope that you will have your shares represented by marking, signing, dating and returning your proxy card in the enclosed envelope as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously submitted your proxy card.

      On behalf of the Board of Directors, I would like to express our appreciation for your support of RealNetworks. We look forward to seeing you at the meeting.

Sincerely,

ROBERT GLASER
Chief Executive Officer and
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
ANNUAL MEETING AND PROXY SOLICITATION INFORMATION
PROPOSAL 1 -- ELECTION OF DIRECTORS
BOARD OF DIRECTORS
VOTING SECURITIES AND PRINCIPAL HOLDERS
COMPENSATION AND BENEFITS
OTHER BUSINESS
APPENDIX A

REALNETWORKS, INC.

2601 Elliott Avenue, Suite 1000
Seattle, Washington 98121

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 3, 2003

To the Shareholders of RealNetworks, Inc.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of RealNetworks, Inc., a Washington corporation, will be held on Tuesday, June 3, 2003, at 2:00 p.m., local time, at the Seattle Marriott Waterfront Hotel, 2100 Alaskan Way, Seattle, Washington for the following purposes as more fully described in the accompanying Proxy Statement:

1.	To elect one Class 2 director to serve until the 2005 Annual Meeting of Shareholders and two Class 3 directors to serve until the 2006 Annual Meeting of Shareholders, or until such directors’ earlier retirement, resignation or removal, or the election of their successors; and

2.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

      Only holders of record of RealNetworks’ Common Stock at the close of business on March 25, 2003 are entitled to notice of, and to vote at, this meeting or any adjournment or postponement of the meeting. A list of shareholders as of that date will be available at the meeting and for ten days prior to the meeting at the principal executive offices of RealNetworks located at 2601 Elliott Avenue, Suite 1000, Seattle, Washington 98121.

BY ORDER OF THE BOARD OF DIRECTORS

ROBERT KIMBALL
Vice President, Legal and Business Affairs,
General Counsel and Corporate Secretary

Seattle, Washington

May 5, 2003

YOUR VOTE IS IMPORTANT!

     All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, we urge you to complete, sign, date and return the enclosed proxy as promptly as possible to ensure your representation at the meeting. A postage-prepaid envelope is also enclosed for that purpose. Sending in your proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

REALNETWORKS, INC.

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 3, 2003

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

General

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of RealNetworks, Inc., a Washington corporation (“RealNetworks” or the “Company”), for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 2:00 p.m. on Tuesday, June 3, 2003 at the Seattle Marriott Waterfront Hotel, 2100 Alaskan Way, Seattle, Washington, and at any adjournment or postponement of the meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement, a proxy card and RealNetworks’ Annual Report on Form 10-K (the “Annual Report”), which includes financial statements for its fiscal year ended December 31, 2002, are being sent to all shareholders of record as of the close of business on March 25, 2003, and are being mailed to the shareholders of RealNetworks on or about May 5, 2003. Although the Annual Report and this Proxy Statement are being mailed together, the Annual Report is not part of this Proxy Statement.

Quorum and Voting Rights

      At the close of business on March 25, 2003, there were 157,788,279 shares of RealNetworks’ common stock, par value $0.001 per share (the “Common Stock”), outstanding. Only holders of record of the shares of Common Stock outstanding at such time will be entitled to notice of and to vote at the Annual Meeting. The presence at the Annual Meeting of at least a majority of such shares, either in person or by proxy, shall constitute a quorum for the transaction of business. Broker non-votes and shares held by persons abstaining will be counted in determining whether a quorum is present. Broker non-votes occur when an intermediary, such as a broker or other financial institution, returns a proxy but does not have the authorization from the beneficial owner to vote the beneficial owner’s shares on a particular proposal because the nominee did not receive voting instructions from the beneficial owner. Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to do so, whether or not they choose to attend the Annual Meeting in person.

      The manner in which your shares may be voted by proxy depends on how your shares are held. If you own shares of record, meaning that your shares of Common Stock are represented by certificates or book entries in your name so that you appear as a shareholder on the records of our stock transfer agent, Mellon Investor Services LLC, a proxy card for voting those shares is included with this proxy statement. You may vote those shares by completing, signing and returning the proxy card in the enclosed envelope. Alternatively, by following the instructions on your proxy card, you may vote those shares either via the Internet at http://www.eproxy.com/rnwk or by telephone by calling 1-800-435-6710. We encourage you to vote your shares in advance of the Annual Meeting date even if you plan on attending the Annual Meeting. You may change or revoke your proxy at the Annual Meeting even if you have already voted.

      If you own shares through a bank or brokerage firm account, you may instead receive a voting instruction form with this proxy statement, which you may use to instruct how your shares should be voted. Just as with a proxy, you may vote those shares by completing, signing and returning the voting instruction form in the enclosed envelope. Many banks and brokerage firms have arranged for Internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form. If your bank or brokerage firm uses ADP Investor Communication Services, you may vote your shares via the Internet at www.proxyvote.com or by calling the toll-free number on your voting instruction form.

      When your proxy card or voting instruction form is returned properly signed, the shares represented will be voted according to your directions. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card or voting instruction form. The proposals are identified by number and a general description on the proxy card or voting instruction form. Please review the voting instructions on the proxy card and read the text of the proposals and the recommendations of the Board of Directors in this Proxy Statement prior to marking your vote.

      If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendations of the Board of Directors on that proposal. For the reasons stated in more detail later in this Proxy Statement, the Board of Directors recommends a vote FOR the three individuals nominated to serve as directors. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. However, if any other matters are properly presented for action, the proxies named on the proxy card will be authorized by your proxy to vote on those other matters in their discretion.

      On each matter properly brought before the meeting, shareholders will be entitled to one vote for each share of Common Stock held. Shareholders do not have the right to cumulate their votes in the election of directors. Under Washington law and RealNetworks’ Articles of Incorporation and Bylaws, if a quorum exists at the meeting, a nominee for election to a position on the Board of Directors will be elected as a director if the votes cast for the nominee exceed the votes cast for any other nominee for that position.

      Shareholders may abstain from voting on the nominees for director. Abstention from voting on this matter will have no effect, since approval of this matter is based solely on the number of votes actually cast.

      Brokerage firms and other intermediaries holding shares of Common Stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, brokerage firms and other intermediaries will generally have discretion to vote their customers’ shares in the election of directors. The failure of a brokerage firm or other intermediary to vote its customers’ shares on the proposal for the election of directors will have no effect since the approval of this proposal is based solely on the number of votes actually cast.

Revocability of Proxies

      If you execute a proxy, you may revoke it by taking one of the following three actions:

•	by giving written notice of the revocation to the Corporate Secretary of RealNetworks at its principal executive offices prior to the commencement of shareholder voting at the Annual Meeting;

•	by executing a proxy with a later date and delivering it to the Corporate Secretary of RealNetworks at its principal executive offices prior to the commencement of shareholder voting at the Annual Meeting; or

•	by personally attending and voting at the meeting.

Solicitation of Proxies

      RealNetworks will bear the expense of preparing, printing and distributing proxy materials to its shareholders. In addition to solicitations by mail, a number of employees of RealNetworks may solicit proxies on behalf of the Board of Directors in person or by telephone. RealNetworks will reimburse brokerage firms and other intermediaries for their expenses in forwarding proxy materials to beneficial owners of the Common Stock.

Shareholder Proposals for 2004 Annual Meeting

      An eligible shareholder who desires to have a qualified proposal considered for inclusion in the proxy statement and form of proxy prepared in connection with RealNetworks’ 2004 Annual Meeting of Shareholders must deliver a copy of the proposal to the Corporate Secretary of RealNetworks, at the principal executive offices of RealNetworks, no later than January 5, 2004. To be eligible to submit a proposal, a shareholder must have continually been a record or beneficial owner of shares of Common Stock having a market value of at least $2,000 (or representing at least 1% of the shares entitled to vote on the proposal), for a period of at least one year prior to submitting the proposal, and the shareholder must continue to hold the shares through the date on which the meeting is held.

      A shareholder of record who intends to submit a proposal at the 2004 Annual Meeting that is not eligible for inclusion in RealNetworks’ Proxy Statement must provide written notice to RealNetworks, addressed to the Corporate Secretary (or to the Nominating Committee of the Board of Directors, Attn: Mr. Bleier, Chairman, if the proposal relates to the nomination of one or more directors) at the principal executive offices of RealNetworks, not later than January 5, 2004. The notice must satisfy certain requirements specified in RealNetworks’ Bylaws. A copy of the Bylaws will be sent to any shareholder upon written request to the Corporate Secretary of RealNetworks.

PROPOSAL 1 — ELECTION OF DIRECTORS

      At the Annual Meeting, one Class 2 director and two Class 3 directors are to be elected to serve until the 2005 Annual Meeting of Shareholders in the case of the Class 2 director and the 2006 Annual Meeting of Shareholders in the case of the Class 3 directors, or until their earlier retirement, resignation, removal, or the election of their successors. The Class 2 director nominee is Jonathan D. Klein who was appointed as a Class 2 director on January 23, 2003. As a result of Mr. Klein’s recent appointment, he is subject to election at the Annual Meeting. The Class 3 director nominees are Robert Glaser and Jeremy Jaech. All of the nominees currently serve as directors of RealNetworks and have been nominated by the Nominating Committee of the Board of Directors and recommended by the Board of Directors for election or re-election, as the case may be, at the Annual Meeting. The accompanying proxy will be voted FOR the election of Messrs. Glaser, Jaech and Klein to the Board of Directors, except where authority to so vote is withheld. The nominees have consented to serve as directors of RealNetworks if elected. If at the time of the Annual Meeting, a nominee is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Nominating Committee of the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable or will decline to serve as a director.

Nominee for Class 2 Director

      Jonathan D. Klein has been a Director of RealNetworks since January 2003. Mr. Klein is a co-founder of Getty Images, Inc., a leading provider of imagery and related products and services, where he has served as Chief Executive Officer and a director since February 1998. Mr. Klein served as Chief Executive Officer and as a director of Getty Communications Limited, the predecessor to Getty Images, Inc., from April 1996 to February 1998. From March 1995 to April 1996, Mr. Klein served as the Joint Chairman of Getty Communications Limited. Prior to founding Getty Images, Mr. Klein served as a director of London-based investment bank Hambros Bank Limited, where he led the bank’s media industry group. Mr. Klein serves on the boards of Getty Investments L.L.C., Getty Images, Inc. and A Contemporary Theatre in Seattle, Washington. Mr. Klein holds a Master’s Degree from Cambridge University. Age 42.

Nominees for Class 3 Director

      Robert Glaser has served as Chairman of the Board and Chief Executive Officer of RealNetworks since its inception in February 1994. Mr. Glaser served as Secretary of RealNetworks from March 1995 to April 1998 and as Treasurer from February 1994 to April 2000. Mr. Glaser also serves as RealNetworks’ Policy Ombudsman, with the exclusive authority to adopt or change the editorial policies of RealNetworks as reflected on its Web sites or other communications or media in which it has a significant editorial or media voice. Mr. Glaser holds a B.A. and an M.A. in Economics and a B.S. in Computer Science from Yale University. Age 41.

      Jeremy Jaech has been a Director of RealNetworks since July 2002. Mr. Jaech was a co-founder of Visio Corporation, a developer of business drawing and diagramming software, and served as its President, Chief Executive Officer and Chairman of the Board from 1990 until its acquisition by Microsoft Corporation in

2000. Mr. Jaech served as Vice President of the Business Tools Division of Microsoft Corporation from January 2000 until June 2000. Prior to founding Visio Corporation, Mr. Jaech co-founded Aldus Corporation, a software development company, where he was the technical leader for the original development of PageMaker from April 1984 to July 1985. Mr. Jaech managed Aldus’ product development as Vice President of Engineering from July 1985 to March 1989. Prior to founding Aldus Corporation, Mr. Jaech held various positions with Battelle’s Pacific Northwest Laboratories and The Boeing Company. Mr. Jaech also serves on the Boards of Directors of Pivotal Corporation, Vixz Labs and Performant, Inc. Mr. Jaech holds a B.A in Mathematics and an M.S. in Computer Science from the University of Washington. Age 48.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED IN PROPOSAL 1.

BOARD OF DIRECTORS

      The business of RealNetworks is managed under the direction of a Board of Directors, which is divided into three classes, each class as nearly equal in number of directors as possible. The Board of Directors has responsibility for establishing broad corporate policies and for the overall performance of RealNetworks. It is not, however, involved in operating details on a day-to-day basis.

      The Board of Directors has determined that the Board of Directors shall be composed of six directors. Edward Bleier and Kalpana Raina are Class 1 directors, whose terms expire at the annual shareholders meeting in 2004. James Breyer is a Class 2 director, whose term expires at the Annual Meeting in 2005. Jonathan D. Klein is a Class 2 director who is subject to election at the Annual Meeting due to his appointment to the Board of Directors on January 23, 2003. If elected as a Class 2 director at the Annual Meeting, Mr. Klein’s term will expire at the 2005 Annual Meeting of Shareholders. Robert Glaser and Jeremy Jaech are Class 3 directors, whose terms expire at the Annual Shareholders Meeting. Commencing with the Annual Meeting, the newly elected Class 2 director shall serve for a term ending at the second annual shareholders meeting following election of such director and the newly elected Class 3 directors shall serve for a term ending at the third annual shareholders meeting following election of such directors. Proxies may not be voted for a greater number of persons than the number of nominees named.

      Shareholders who wish to nominate one or more candidates for election as directors at an annual meeting of shareholders must give timely notice of the proposal to nominate such candidate(s) in writing to the Corporate Secretary of RealNetworks not less than 120 days before the first anniversary of the date that RealNetworks’ proxy statement was released to shareholders in connection with the previous year’s annual meeting, or, if the date of the annual meeting at which the shareholder proposes to make such nomination is more than 30 days from the first anniversary of the date of the previous year’s annual meeting, then the shareholder must give notice with a reasonable time before RealNetworks begins to print and mail its proxy materials. The notice must satisfy certain requirements specified in RealNetworks’ Bylaws, a copy of which will be sent to any shareholder upon written request to the Corporate Secretary of RealNetworks.

Continuing Directors — Not Standing for Election This Year

      The following individuals are Class 1 directors:

      Edward Bleier has been a director of RealNetworks since April 1999. In January 2001, Mr. Bleier became Senior Advisor of Warner Bros. a leading producer and distributor of movies, television programming and animation. He previously served as Warner Bros.’ President of Domestic Pay-TV, Cable & Network Features. Over 31 years, Mr. Bleier was involved in the development of home video, video-on-demand, pay-TV, and cable systems and networks, with ongoing responsibilities for programming, animation, sports, and the distribution of movies and television shows. Mr. Bleier previously served as a Senior Executive of ABC-TV, at various times overseeing sales, daytime and children’s programming, marketing and planning. Mr. Bleier chairs the Steering Committee of the Aspen Institute’s bi-annual Communications Conferences for leaders of the television, film and cable industries. Mr. Bleier also chairs the Center for Communication and the Academy of the Arts Guild Hall, serves as a trustee of the Dana Foundation and the Martha Graham Dance

Center, and is a member of the Council on Foreign Relations. Mr. Bleier holds a Bachelor of Science Degree from Syracuse University and served in the U.S. Army, specializing in public information. Age 73.

      Kalpana Raina has been a director of RealNetworks since December 2001. Ms. Raina serves as an Executive Vice President at The Bank of New York. The Bank of New York, a financial holding company, provides a complete range of banking and other financial services to corporations and individuals worldwide. Ms. Raina has responsibility for the Media & Telecommunications, Healthcare, Retailing and the Western Division. Prior to her appointment as Executive Vice President in 1998, Ms. Raina served as Senior Vice President from August 1995 to December 1998, as Vice President from August 1992 to August 1995, as Assistant Vice President from November 1989 to August 1992 and as Assistant Treasurer from November 1988 to November 1989. Prior to joining The Bank of New York, Ms. Raina was employed in the Media Division of Manufacturers Hanover Trust Company. Ms. Raina serves on the Board of the Center for Communications and ADITI: Foundation for the Arts in New York City. Ms. Raina holds a B.A. Honors degree from Panjab University, India and an M.A. degree in English Literature from McMaster University. Age 47.

      The following individual is a Class 2 director:

      James Breyer has been a Director of RealNetworks since October 1995. Mr. Breyer has served as a General Partner of Accel Partners in Palo Alto, California since 1990. At Accel Partners, Mr. Breyer has sponsored investments in over 25 companies that have completed public offerings or successful mergers. Mr. Breyer is currently a director of Wal-Mart Stores, Inc. and several private companies. Mr. Breyer holds a B.S. from Stanford University and an M.B.A. from Harvard University, where he was named a Baker Scholar. Age 41.

Meetings of the Board

      The Board meets on a regularly scheduled basis during the year to review significant developments affecting RealNetworks and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. The Board of Directors met eight times during RealNetworks’ fiscal year ended December 31, 2002 and took action by unanimous written consent on one other occasion. No incumbent member attended fewer than 75% of the total number of meetings of the Board of Directors and of any Board committees of which he or she was a member during that fiscal year.

Committees of the Board

      Committees of the Board consist of an Audit Committee, a Compensation Committee, a Strategic Transactions Committee and a Nominating and Corporate Governance Committee.

      The Audit Committee, currently composed of Messrs. Bleier, Jaech, Klein and Ms. Raina, reviews RealNetworks’ internal accounting procedures and consults with and reviews the services provided by its independent auditors. Prior to July 12, 2002, the Audit Committee was composed of Messrs. Bleier, Breyer and Ms. Raina, and between July 12, 2002 and April 18, 2003, the Audit Committee consisted of Messrs. Bleier, Jaech and Ms. Raina. Each of Messrs. Bleier, Breyer, Jaech, Klein and Ms. Raina are “independent” as defined in the rules of the National Association of Securities Dealers, Inc. The Audit Committee met 11 times during the fiscal year ended December 31, 2002. The Audit Committee has adopted a written charter, a copy of which is attached as Appendix A to this Proxy Statement.

      The Compensation Committee, currently composed of Messrs. Bleier and Breyer, reviews and recommends to the Board the compensation and benefits to be provided to the executive officers of RealNetworks and reviews general policy matters relating to employee compensation and benefits. The Compensation Committee met seven times during the fiscal year ended December 31, 2002 and took action by unanimous written consent on three other occasions.

      The approval of the Strategic Transactions Committee, which is currently composed of Messrs. Glaser, Breyer and Jaech, is required before the Board of Directors may:

•	adopt a plan of merger,

•	authorize the sale, lease, exchange or mortgage of (A) assets representing more than 50% of the book value of RealNetworks’ assets prior to the transaction or (B) any other asset or assets on which the long-term business strategy of RealNetworks is substantially dependent,

•	authorize RealNetworks’ voluntary dissolution, or

•	take any action that has the effect of the foregoing clauses.

      The Strategic Transactions Committee did not meet during the fiscal year ended December 31, 2002.

      The Nominating and Corporate Governance Committee, formerly the Nominating Committee, is currently composed of Messrs. Bleier and Breyer and Ms. Raina. The Nominating and Corporate Governance Committee searches for and recommends to the Board potential nominees for Board positions, makes recommendations to the Board regarding size and composition of the Board, and develops and recommends to the Board the governance principles applicable to the Company. The Nominating and Corporate Governance Committee will consider shareholder recommendations for nominees to fill Board positions if such recommendations are received, in writing, by the Chairman of the Nominating Committee (currently Mr. Bleier) no later than 120 days prior to the first anniversary of the date that RealNetworks’ proxy statement was released to shareholders in connection with the previous year’s annual meeting. Any such recommendation must satisfy certain requirements with respect to notices specified in RealNetworks’ Bylaws, a copy of which will be sent to any shareholder upon written request to the Corporate Secretary of RealNetworks. The Nominating and Corporate Governance Committee met four times during the fiscal year ended December 31, 2002 and took action by unanimous written consent on one other occasion.

Compensation of Directors

      Directors of RealNetworks do not receive cash compensation for their services as directors or members of committees of the Board of Directors, but are reimbursed for their reasonable expenses incurred in attending Board of Directors or Committee meetings.

      The directors who are not employees of RealNetworks (the “Non-Employee Directors”) receive stock options under the RealNetworks 2002 Director Stock Option Plan. The 2002 Director Plan provides for an automatic grant of an option to purchase 35,000 shares of the Company’s Common Stock to each Non-Employee Director three business days following the date of the 2003 Annual Meeting, provided that he or she has served as a Non-Employee Director for the preceding twelve months. Each individual who first becomes a Non-Employee Director after that date will automatically be granted options to purchase 65,000 shares of the Company’s Common Stock on the date that he or she is first appointed or elected as a Non-Employee Director. Each Non-Employee Director will also automatically be granted an option to purchase 35,000 shares of RealNetworks Common Stock on the third business day following the date of each subsequent annual meeting of shareholders if he or she is a Non-Employee Director on that date.

      Each option granted under the 2002 Director Plan will have a maximum term of ten years and an exercise price equal to the fair market value of the shares subject to the option on the date of grant. With respect to the options to purchase 65,000 shares granted to a Non-Employee Director at the time he or she is first appointed or elected to the Board of Directors, 45,000 shares will become exercisable on the first anniversary of the applicable grant date, 10,000 shares will become exercisable on the second anniversary of the applicable grant date and the remaining 10,000 shares will become exercisable on the third anniversary of the applicable grant date, if the recipient continues to serve as a director on such dates. With respect to the options to purchase 35,000 shares granted to a Non-Employee Director three business days following the 2003 Annual Meeting and each subsequent annual meeting of shareholders, 100% of the shares subject to such options will vest on the first anniversary of the applicable grant date. If an optionee’s service on the Board of Directors is terminated due to his or her death, his or her outstanding options will immediately vest in full.

      On June 11, 2002, Messrs. Bleier and Breyer were each granted an option to purchase 35,000 shares of Common Stock at an exercise price of $7.27 per share, and 100% of the shares subject to such options will vest on the first anniversary of the grant date. On July 1, 2002, Mr. Jaech was granted options to purchase 65,000 shares of Common Stock under the 2002 Director Plan at an exercise price of $3.96 per share, of which 45,000 shares will become exercisable on the first anniversary of the grant date, 10,000 shares will become exercisable on the second anniversary of the grant date and the remaining 10,000 shares will become exercisable on the third anniversary of the grant date, if Mr. Jaech continues to serve as a director on such dates. Non-Employee Directors are also eligible for discretionary awards under the Company’s 1996 Stock Option Plan, as amended and restated. As of the date of this Proxy Statement, options for the purchase of an aggregate of 445,000 shares of Common Stock have been granted to currently serving Non-Employee Directors under the 1996 Stock Option Plan, as amended and restated.

Contractual Arrangements

      Under a voting agreement (the “Voting Agreement”) entered into in September 1997 among RealNetworks, Accel IV, L.P. (“Accel IV”), Mitchell Kapor, Bruce Jacobsen and Robert Glaser, each of Accel IV and Messrs. Jacobsen and Kapor have agreed to vote all shares of stock of RealNetworks owned by them to elect Mr. Glaser to the Board of Directors of RealNetworks in each election in which he is a nominee. The obligations under the Voting Agreement terminate with respect to shares transferred by the parties to the Voting Agreement when such shares are transferred. The Voting Agreement terminates on the death of Mr. Glaser.

      Pursuant to the terms of an agreement entered into in September 1997 among RealNetworks and Mr. Glaser, RealNetworks has agreed to use its best efforts to nominate, elect and not remove Mr. Glaser from the Board of Directors so long as Mr. Glaser owns a specified number of shares of Common Stock.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Ownership Information

      The following table sets forth, as of March 25, 2003, information regarding beneficial ownership of the Common Stock by (a) each person known to RealNetworks to be the beneficial owner of more than five percent of the outstanding Common Stock, (b) each director, (c) the Chief Executive Officer and RealNetworks’ four most highly compensated executive officers other than the Chief Executive Officer for the fiscal year ended December 31, 2002 and (d) all of RealNetworks’ executive officers and directors as a group.

The individuals referred to in (c) above are referred to throughout this Proxy Statement as the Named Executive Officers. Unless otherwise noted, the named beneficial owner has sole voting and investment power.

	Number of
	Shares of Common	Percentage of
	Stock Beneficially	Common Stock
Name and Address of Beneficial Owner	Owned(1)	Outstanding

Robert Glaser(2)	53,515,539	33.9%
c/o RealNetworks, Inc. 2601 Elliott Avenue Suite 1000 Seattle, WA 98121
James W. Breyer(3)	511,955	*
Edward Bleier(4)	163,334	*
Jeremy Jaech	0	*
Kalpana Raina(5)	45,000	*
Jonathan D. Klein	0	*
Lawrence Jacobson(6)	410,165	*
Kelly Jo MacArthur(7)	861,880	*
Carla Stratfold(8)	84,870	*
Brian V. Turner(9)	150,000	*
Entities deemed to be affiliated with Citigroup Inc.(10)	19,841,796	12.6
All directors and executive officers as a group (13 persons)(11)	60,289,895	37.4%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission (the “SEC”) and includes shares over which the beneficial owner exercises voting or investment power. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 25, 2003 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated, and subject to community property laws where applicable, the Company believes, based on information provided by such persons, that the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)	Includes 2,107,545 shares of Common Stock owned by the Glaser Progress Foundation. Mr. Glaser disclaims beneficial ownership of these shares.

(3)	Includes 93,334 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 25, 2003.

(4)	Includes 153,334 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 25, 2003.

(5)	Includes 45,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 25, 2003.

(6)	Includes 407,145 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 25, 2003.

(7)	Includes 821,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 25, 2003.

(8)	Includes 80,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 25, 2003.

(9)	Includes 150,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 25, 2003.

(10)	Pursuant to a Schedule 13G/ A filed with the Securities and Exchange Commission on February 11, 2003, Citigroup Inc. reported that as of December 31, 2002, it and certain related entities had shared voting and dispositive power over 19,841,796 shares of Common Stock and that its address is 399 Park Avenue, New York, NY 10043.

(11)	Includes an aggregate of 3,490,813 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 25, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), requires RealNetworks’ executive officers, directors, and persons who own more than ten percent of a registered class of RealNetworks’ equity securities to file reports of ownership and changes of ownership with the SEC. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish RealNetworks with copies of all such reports they file. Specific due dates have been established by the SEC, and RealNetworks is required to disclose in this Proxy Statement any failure to file by those dates.

      Based solely on its review of the copies of such reports received by RealNetworks, and on written representations by the executive officers and directors of RealNetworks regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, RealNetworks believes that, with respect to its fiscal year ended December 31, 2002, all of the executive officers and directors of RealNetworks, and all of the persons known to RealNetworks to own more than ten percent of the Common Stock, complied with all such reporting requirements.

Compensation Committee Interlocks and Insider Participation

      RealNetworks’ Compensation Committee is currently composed of Messrs. Bleier and Breyer. No executive officer of RealNetworks serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of RealNetworks’ Board of Directors or Compensation Committee. In addition, no interlocking relationship exists between any member of RealNetworks’ Compensation Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Certain Relationships and Related Transactions

      MusicNet, Inc., a Delaware corporation (“MusicNet”), is a joint venture among RealNetworks and several media companies to create a platform for online music subscription services. Robert Glaser, the Chairman and Chief Executive Officer of RealNetworks, was the Chairman and a member of the Board of Directors of MusicNet until March 14, 2003. Mr. Glaser received no cash or equity remuneration for his services as Chairman and Director of MusicNet. In 2002, RealNetworks received approximately $760,000 in cash from MusicNet pursuant to the terms of license and service agreements with MusicNet and paid approximately $1.25 million to MusicNet for services and royalties. In addition, in 2002, MusicNet reimbursed RealNetworks approximately $620,000 for office space subleased from RealNetworks and approximately $217,000 for certain administrative services provided by RealNetworks.

      During RealNetworks’ 2002 fiscal year, RealNetworks paid NonStop Entertainment Software, Inc., a Washington corporation (“NonStop”) which was dissolved in March 2002, approximately $6,145 representing royalties and fees for product development services pursuant to a Software Development and Distribution Agreement between RealNetworks and NonStop (the “Agreement”). Pursuant to the Agreement, NonStop developed software for games promoted, distributed and sold by RealNetworks. The amount paid by RealNetworks to NonStop in 2002 exceeds five percent of the consolidated gross revenues of NonStop for its last fiscal year. Glaser Investments, Inc., a Washington corporation, of which Mr. Glaser is the sole shareholder, beneficially owned in excess of 10% of the equity interests of NonStop during the 2002 fiscal year.

Change-in-Control Arrangements

      Under RealNetworks’ 1995 Stock Option Plan, 1996 Stock Option Plan, 2000 Stock Option Plan and 2002 Director Plan, as any of such plans have been amended and restated (the “Plans”), each outstanding option issued under the Plans will become exercisable in full in respect of the aggregate number of shares covered thereby, notwithstanding any contrary vesting schedule in the option agreement evidencing the option (except to the extent the option agreement expressly provides otherwise), in the event of:

•	any merger, consolidation or binding share exchange pursuant to which shares of Common Stock are changed or converted into or exchanged for cash, securities or other property, other than any such transaction in which the persons who hold Common Stock immediately prior to the transaction have immediately following the transaction the same proportionate ownership of the common stock of, and the same voting power with respect to, the surviving corporation;

•	any merger, consolidation or binding share exchange in which the persons who hold Common Stock immediately prior to the transaction have immediately following the transaction less than a majority of the combined voting power of the outstanding capital stock of RealNetworks ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors;

•	any liquidation or dissolution of RealNetworks;

•	any sale, lease, exchange or other transfer not in the ordinary course of business (in one transaction or a series of related transactions) of all, or substantially all, of the assets of RealNetworks; or

•	any transaction (or series of related transactions), consummated without the approval or recommendation of the Board of Directors, in which (i) any person, corporation or other entity (excluding RealNetworks and any employee benefit plan sponsored by RealNetworks) purchases any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, or (ii) any person, corporation or other entity (excluding RealNetworks and any employee benefit plan sponsored by RealNetworks) becomes the direct or indirect beneficial owner of securities of RealNetworks representing fifty percent (50%) or more of the combined voting power of the then outstanding securities of RealNetworks ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

      In addition, if within a 12 month period following a Change of Control (as defined below):

(a) the employment of Ms. MacArthur, RealNetworks’ Senior Vice President, is (i) terminated by RealNetworks or its successor in interest other than for Cause (as defined below), or (ii) terminated by Ms. MacArthur for Good Reason (as defined below), then 50% of the options for the purchase of an aggregate of 450,000 shares of RealNetworks Common Stock granted to Ms. MacArthur on October 12, 2001 that are unvested as of the date her employment terminates shall become immediately vested and exercisable by Ms. MacArthur; and

(b) the employment of Mr. Turner, RealNetworks’ Senior Vice President, Finance and Operations, Chief Financial Officer and Treasurer is (i) terminated by RealNetworks or its successor in interest other than for Cause (as defined below), or (ii) terminated by Mr. Turner for Good Reason (as defined below), then 50% of the options for the purchase of an aggregate of 400,000 shares of RealNetworks Common Stock granted to Mr. Turner on October 12, 2001 that are unvested as of the date his employment terminates shall become immediately vested and exercisable by Mr. Turner.

      For purposes of the arrangements involving Mr. Turner and Ms. MacArthur, the following terms have the following definitions:

•	“Cause” means the termination of employment due to fraud, misappropriation or embezzlement on the part of Mr. Turner or Ms. MacArthur that results in material loss, damage or injury to RealNetworks or its successor in interest, or the conviction of a felony involving moral turpitude.

•	“Good Reason” means a reduction in compensation, a relocation of Mr. Turner’s or Ms. MacArthur’s principal work site to a location more than 30 miles from his or her pre-Change of Control work site, or a material reduction in responsibilities or authority as in effect before the Change of Control.

•	“Change in Control” of RealNetworks means (a) any consolidation, merger or recapitalization, the effect of which is a material change to the capital structure of RealNetworks, other than such a transaction in which the holders of the outstanding shares of RealNetworks’ voting common stock immediately before the transaction continue to hold a majority in interest of the voting stock of the surviving corporation immediately after that transaction, (b) any sale or other transfer of substantially all of RealNetworks’ assets or voting stock, (c) the adoption of any plan or proposal for liquidation or dissolution of RealNetworks or (d) the consummation of any other transaction, the effect of which is to cause any person not with power to direct or cause direction of the management or policies of RealNetworks prior thereto to gain such power.

COMPENSATION AND BENEFITS

Executive Officer Compensation

      Compensation Summary. The following table sets forth information regarding compensation earned during RealNetworks’ fiscal year ended December 31, 2002, and during the preceding two fiscal years, by the Named Executive Officers.

Summary Compensation Table

				Long-Term
				Compensation

				Securities
		Annual Compensation		Underlying
	Fiscal			Stock	All Other
Name and Principal Position	Year	Salary($)(1)	Bonus ($)(2)	Options(#)	Compensation($)(3)

Robert Glaser	2002	$200,000	$0	0	$36,275
Chairman of the Board and	2001	200,000	0	0	90
Chief Executive Officer	2000	200,000	0	0	144
Lawrence Jacobson	2002	350,016	277,478	250,000	225
President	2001	311,649	350,000	1,000,000	1,285
	2000	0	0	0	0
Kelly Jo MacArthur	2002	225,000	163,625	75,000	135
Senior Vice President	2001	175,000	0	450,000	90
	2000	158,112	50,000	200,000	144
Carla Stratfold	2002	210,000	140,460	50,000	126
Senior Vice President,	2001	140,808	87,115	175,000	60
North American Sales	2000	0	0	0	0
Brian V. Turner	2002	234,360	80,000	150,000	150
Senior Vice President,	2001	57,852	0	400,000	38
Finance and Operations,	2000	0	0	0	0
Chief Financial Officer and Treasurer

(1)	Amount shown for 2001 for Mr. Jacobson represents base salary earned after he commenced employment with RealNetworks on February 12, 2001. Amount shown for 2001 for Ms. Stratfold represents base salary earned after she commenced employment with RealNetworks on April 13, 2001. Amount shown for 2001 for Mr. Turner represents base salary earned after he commenced employment with RealNetworks on October 8, 2001.

(2)	Amount shown for Mr. Jacobson for 2002 represents an anniversary bonus in the amount of $100,000 and incentive compensation earned in 2002 in the amount of $177,478 and paid in 2003. Amount shown for Ms. MacArthur for 2002 represents incentive compensation earned in 2001 in the amount of $100,000 and paid in 2002, incentive compensation earned in 2002 in the amount of $55,000 and paid in 2003, and incentive compensation earned and paid in 2002 in the amount of $8,625. Amount shown for Ms. Stratfold for 2002 represents an anniversary bonus in the amount of $25,000, incentive compensation earned in 2002 in the amount of $10,000 and paid in 2003, sales commissions earned in 2001 in the amount of $25,120 and paid in 2002, sales commissions earned and paid in 2002 in the amount of $64,300, and sales commissions earned in 2002 in the amount of $16,040 and paid in 2003. Amount shown for Mr. Turner for 2002 represents incentive compensation earned in 2002 in the amount of $80,000 and paid in 2003. Amount shown for Mr. Jacobson for 2001 represents incentive compensation earned in 2001 in the amount of $350,000 and paid in 2002. Amount shown for 2001 for Ms. Stratfold represents a signing bonus paid in the amount of $50,000 and sales commissions earned and paid in 2001 in the amount of $37,115. Amount shown for Ms. MacArthur for 2000 represents incentive compensation earned in 1999 in the amount of $50,000 and paid in 2000.

(3)	Amount shown for 2002 for Mr. Glaser represents costs associated with the occupancy of office space in the Company’s headquarters by the Glaser Progress Foundation, a charitable foundation of which Mr. Glaser is Trustee, and Mr. Glaser’s personal assistant in the aggregate amount of $36,155, and life insurance premiums paid by RealNetworks for the benefit of Mr. Glaser in the amount of $120. Amounts shown for 2002 for the Named Executive Officers other than Mr. Glaser represent life insurance premiums paid by RealNetworks for the benefit of Messrs. Jacobson, Ms. MacArthur, Ms. Stratfold and Mr. Turner in the amount of $225, $135, $126 and $150, respectively. Amounts shown for 2001 represent reimbursed relocation expenses for Mr. Jacobson in the amount of $1,210 and life insurance premiums paid by RealNetworks for the benefit of Messrs. Glaser, Jacobson, Ms. MacArthur, Ms. Stratfold and Mr. Turner in the amount of $90, $75, $90, $60 and $38, respectively. Amounts shown for 2000 represent life insurance premiums paid by RealNetworks for the benefit of Mr. Glaser and Ms. MacArthur, each in the amount of $144.

      Option Grants. The following table shows information concerning stock options granted to the Named Executive Officers during RealNetworks’ fiscal year ended December 31, 2002.

Option Grants in 2002

	Individual Grants
					Potential Realizable Value at
	Number of				Assumed Annual Rates of Stock
	Securities	Percent of Total			Price Appreciation for Option
	Underlying	Options Granted			Term(1)
	Options	to Employees in	Exercise Price	Expiration
Name	Granted(#)	Fiscal Year	($ per share)	Date	0%	5%	10%

Robert Glaser	—	—	$—	—	$—	$—	$—
Lawrence Jacobson	250,000	3.4	3.76	8/05/22	—	1,554,100	5,383,850
Kelly Jo MacArthur	75,000	1.0%	3.76	8/05/22	—	466,230	1,615,155
Carla Stratfold	50,000	0.7%	3.76	8/05/22	—	310,820	1,076,770
Brian Turner	150,000	2.0%	3.76	8/05/22	—	932,460	3,230,310

(1)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are mandated by the Securities and Exchange Commission. None of the assumed rates of stock price appreciation represent the Company’s estimate or projection of the future price of the Common Stock.

      Option Exercises. The following table shows information concerning stock options exercised by the Named Executive Officers during RealNetworks’ fiscal year ended December 31, 2002, including the aggregate value of any gains realized on such exercise. The table also shows information regarding the number and value of unexercised in-the-money options held by the Named Executive Officers at the end of that fiscal year.

Aggregated Option Exercises in Fiscal Year 2002 and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised Options		In-the-Money Options
	Shares	Value	at Fiscal Year End(#)		at Fiscal Year-End($)(2)
	Acquired on	Realized
Name	Exercise(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert Glaser	0	$—	—	—	$—	$—
Lawrence Jacobson	0	—	239,286	1,010,714	1,250	11,250
Kelly Jo MacArthur	50,000	375,100	732,500	444,500	1,707,140	3,375
Carla Stratfold	0	—	57,500	167,500	250	2,250
Brian V. Turner	0	—	15,000	535,000	750	6,750

(1)	Represents the aggregate fair market value on the respective dates of exercise of the shares of Common Stock received on exercise of the options, less the aggregate exercise price of the options.

(2)	These values represent the number of shares subject to in-the-money options multiplied by the difference between the closing bid price of the Company’s Common Stock on December 31, 2002 ($3.81 per share) and the exercise price of the options.

Report of the Compensation Committee of the Board of Directors

Compensation Philosophy

      The Compensation Committee of the Board of Directors consists of two non-employee directors, Edward Bleier and James W. Breyer. The Compensation Committee works with management to establish the general compensation policies and programs for RealNetworks’ executive officers, including the determination of salaries, the establishment of bonus programs and the granting of stock options. In establishing executive compensation, the Compensation Committee is guided by the following principles:

•	the total compensation for executive officers should be sufficiently competitive with the compensation paid by high-growth companies in the software and other relevant industries for officers in comparable positions so that RealNetworks can attract and retain qualified executives;

•	individual compensation should include components that reflect the financial performance of RealNetworks, the competitive compensation of the position and the performance of the individual;

•	each executive officer will have clear goals and accountability with regard to corporate performance; and

•	pay incentives should be aligned with the long-term interests of RealNetworks’ shareholders.

      RealNetworks’ executive compensation program is designed to align executive compensation with RealNetworks’ business objectives and the executive’s individual performance, and to enable RealNetworks to attract, retain and reward executive officers who contribute, and are expected to continue to contribute, to RealNetworks’ long-term success. The Compensation Committee believes that executive compensation should be designed to motivate executives to increase shareholder value, and further believes that executive officers can best increase shareholder value by conceiving, developing and positioning the best products in RealNetworks’ chosen markets.

      Each executive officer’s performance for the past fiscal year and objectives for the current year are reviewed, together with the executive officer’s responsibility level and RealNetworks’ fiscal performance versus objectives for the past fiscal year and potential performance targets for the current year. When salaries, variable compensation and stock option awards are established for executive officers, the following criteria are considered:

•	the Company’s and individual’s performance during the past year and recent quarters relative to budgeted targets;

•	with respect to executive officers whose primary responsibilities are in the area of sales, RealNetworks’ financial performance during the past year and recent quarters; and

•	the salaries of executive officers in similar positions of companies of comparable size in the same geographic region and other companies within the computer software industry.

      With respect to executive officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer are taken into consideration when executive compensation is determined. The method for determining compensation varies from case to case based on a discretionary and subjective determination of what is appropriate at the time.

      In the fiscal year ended December 31, 2002, the relationship between executive compensation and RealNetworks’ financial performance was primarily established through long-term incentives consisting of stock options. In addition, executives whose primary responsibilities are in the area of sales had a component of their cash compensation tied to RealNetworks’ revenues.

      The Human Resources department of RealNetworks obtains executive compensation data from salary surveys that reflect a peer group of other high technology companies, including high technology companies of similar sizes that are located in the same geographic region, and considers this data in establishing employment offers to and compensation increases for executive officers.

Components of Compensation

      The executive compensation program is designed to create a strong linkage between total rewards and performance. This linkage is achieved through the establishment and maintenance of multiple compensation elements including base salary, variable cash compensation and long term incentives (equity). These elements are addressed separately.

      Quantitative methods or mathematical formulas are not used exclusively in setting any element of compensation. In determining each component of compensation, all elements of an executive officer’s total compensation package are considered, including insurance and other benefits.

      Base Salaries. The primary role of base salary is to provide a foundation that reflects the value of each job in the marketplace. Base salaries are determined for executive officers by reviewing the salaries for comparable positions in high-growth companies in RealNetworks’ industry and geographic region, other companies which compete for comparable talent, the historical compensation levels of RealNetworks’ executives, and the executive’s individual performance in the preceding year. Base salaries are adjusted from time to time to recognize various levels of responsibility, individual performance, market conditions and internal equity issues. Each executive officer’s base salary is reviewed annually.

      RealNetworks’ Human Resources department obtains executive salary data directly from national and regional executive compensation surveys. It also utilizes the services of a consulting firm when appropriate, to provide additional relevant salary information.

      As a whole, executive salaries were not increased in fiscal year 2002 except in situations where job responsibilities had changed or market conditions warranted.

      Variable Cash Compensation. In addition to base compensation, most executives receive some kind of sign-on or relocation bonus determined at the commencement of their employment with RealNetworks. These bonuses generally are paid in one or two installments over the course of the executive’s first year of employment and are not performance- or objective-based.

      In 2002, RealNetworks initiated a formal Executive Management By Objective (“MBO”) program with direct financial incentives in the form of annual cash bonuses to promote the achievement of corporate and individual performance goals. This component is designed to provide rewards for short-term (quarterly to annual) tactical results. It is not automatic and is dependent on the achievement of identified goals and objectives. The target MBO portion for most executives is approximately 30% of his or her annual base salary, with a few exceptions, most notably Mr. Jacobson’s, whose target MBO payment equals his base salary. These payments may be over achieved dependent on meeting identified goals and objectives. Notwithstanding individual executives’ performance, the Compensation Committee may in its discretion decline to distribute MBO payments if it determines that other factors do not warrant the payment of bonuses.

      Another component of the executive variable cash compensation program is an executive bonus separate and apart from the MBO program. This bonus is designed to recognize exceptional executive performance not necessarily recognized from other compensation sources.

      The final component of the variable cash compensation program relates to executives whose primary area of responsibility is sales. The compensation of these executives generally also includes a commission component in lieu of an MBO component that is based primarily on RealNetworks’ revenues or a specific portion of revenues and performance-based management business incentives.

      Long-Term Incentives. In keeping with RealNetworks’ philosophy of providing a total compensation package that includes at-risk components of pay, long-term incentives consisting of stock option grants comprise a component of an executive’s total compensation package. These incentives are based on strategic rather than tactical determinations and are designed to motivate and reward executives for maximizing shareholder value and encourage the long-term employment of key employees.

      When stock options are granted to executive officers, the executives’ levels of responsibility, prior experience, individual performance criteria, previous stock option grants and compensation practices at similar companies in RealNetworks’ industry are considered in evaluating total compensation. The size of stock option grants is generally intended to reflect an executive’s position with RealNetworks and his or her contributions to RealNetworks, and as a result, the number of shares underlying stock option awards varies. Options generally have a five-year vesting period to encourage key employees to continue in RealNetworks’ employ. In 2002, options to purchase a total of 250,000 shares were granted to new executive officers and options to purchase a total of 650,000 shares were granted to existing executive officers as a group.

      Because all of the above grants were made at option prices equal to the fair market value of the Common Stock on the dates of grant, the stock options have value only if the stock price appreciates from the value on the date the options were granted. The use of stock options is intended to focus executives on the enhancement of shareholder value over the long-term and to encourage equity ownership in RealNetworks.

     Other Executive Compensation

      Subject to certain restrictions, RealNetworks provides benefits to executive officers that are also available to other Company employees, including a 401(k) plan, an employee stock purchase plan that permits employees to purchase RealNetworks stock at a discount, a transportation subsidy, medical and dental benefits, and a cafeteria plan.

     Compensation of the Chief Executive Officer

      The compensation for RealNetworks’ Chief Executive Officer has remained at the same level since April 1999. The Compensation Committee recognizes that Mr. Glaser is the founder of RealNetworks and is also one of its largest shareholders. Because of his large share ownership, to date Mr. Glaser’s annual salary remains significantly under market and he has not received any additional stock option grants.

           Policy With Respect to the $1 Million Deduction Limit

      Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the federal corporate income tax deduction for compensation paid to executive officers named in the summary compensation table in the proxy statement of a public company to $1 million, unless the compensation is “performance-based compensation” or qualifies under certain other exceptions.

      The Compensation Committee intends to qualify executive compensation for deductibility under Section 162(m) to the extent consistent with the best interests of RealNetworks. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that RealNetworks may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m); deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

     Conclusion

      The Compensation Committee believes these executive compensation policies and programs effectively serve the interests of shareholders and RealNetworks. The various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the overall future success of RealNetworks, thereby enhancing the value of RealNetworks for the shareholders’ benefit.

The Compensation Committee
of the Board of Directors

Edward Bleier
James W. Breyer

Comparative Performance Graph

      Set forth below is a graph comparing the cumulative total return to shareholders on RealNetworks’ Common Stock with the cumulative total return of the Nasdaq Composite Index and the Dow Jones Technology Index for the period beginning on December 31, 1997 and ended on December 31, 2002.

Comparison of 5 Year Cumulative Total Return Among RealNetworks, Inc. Common Stock, the

Nasdaq Composite Index and the Dow Jones Technology Index

	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	1997	1998	1999	2000	2001	2002

RealNetworks, Inc.	$100	$259	$1,734	$250	$171	$110
Nasdaq Composite Index	100	138	258	156	123	85
Dow Jones Technology Index	100	170	313	197	141	87

      The total return on the Common Stock and each index assumes the value of each investment was $100 on December 31, 1997, and that all dividends were reinvested, although dividends have not been declared on the Common Stock. Return information is historical and not necessarily indicative of future performance.

Audit and Related Fees

      The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for 2001 and 2002, and fees billed for other services rendered by KPMG LLP.

	2001	2002

Audit Fees	$242,944	$280,881
Audit related fees(1)	72,825	97,988
Audit and audit related fees	315,769	378,869
Tax fees(2)	2,875	93,651
All other fees	—	—

Total fees	$318,644	$472,520

(1)	Audit related fees consisted principally of fees for consultations in connection with accounting and financial reporting matters.

(2)	Tax fees consisted of fees for tax consultation and tax compliance services.

Annual Independence Discussions

      The Audit Committee has determined that the provision by KPMG LLP of non-audit services to RealNetworks is compatible with KPMG LLP maintaining its independence.

      Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

Report of the Audit Committee of the Board of Directors

      The following is the report of the Audit Committee with respect to RealNetworks’ audited financial statements, which include the consolidated balance sheets of RealNetworks as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows for each of the three years in the period ended December 31, 2002, and the notes thereto.

     Review with Management

      The Audit Committee has reviewed and discussed RealNetworks’ audited financial statements with management.

     Review and Discussions with Independent Accountants

      The Audit Committee has discussed with KPMG LLP, RealNetworks’ independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 which includes, among other items, matters related to the conduct of the audit of RealNetworks’ financial statements.

      The Audit Committee has also received written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from RealNetworks and its related entities) and has discussed with KPMG LLP its independence from RealNetworks.

     Conclusion

      Based on the review and discussions referred to above, the Audit Committee recommended to RealNetworks’ Board of Directors that RealNetworks’ audited consolidated financial statements be included in RealNetworks’ Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

The Audit Committee of the Board of Directors

Edward Bleier
Jeremy Jaech
Jonathan D. Klein*
Kalpana Raina

*	Mr. Klein was appointed to the Audit Committee following its approval of the Audit Committee Report.

OTHER BUSINESS

      The Board of Directors does not intend to bring any other business before the meeting, and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting of Shareholders. However, as to any other business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect to those proxies in accordance with the judgment of the persons voting such proxies.

      The information contained above under the captions “Report of the Compensation Committee of the Board of Directors”, “Report of the Audit Committee of the Board of Directors” and “Performance Graph” and the Audit Committee Charter attached to this Proxy Statement as Appendix A shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

      IT IS IMPORTANT THAT PROXIES ARE RETURNED PROMPTLY AND THAT YOUR SHARES ARE REPRESENTED. SHAREHOLDERS ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

BY ORDER OF THE BOARD OF DIRECTORS

ROBERT KIMBALL
Vice President, Legal and Business Affairs,
General Counsel and Corporate Secretary

May 5, 2003

Seattle, Washington

APPENDIX A

REALNETWORKS, INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Purpose:

      The purpose of the Audit Committee of the Board of Directors of RealNetworks, Inc. (the “Company”) shall be:

•	to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company’s accounting and financial reporting processes and audits of the financial statements of the Company;

•	to assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls;

•	to prepare the report that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement;

•	to provide the Company’s Board of Directors with the results of its monitoring and recommendations derived therefrom;

•	to be responsible for the appointment and compensation of the independent auditors to audit the Company’s financial statements and oversee the activities and independence of the auditors; and

•	to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

      The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

Membership:

      The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors who meet the following criteria:

•	Each member will be an independent director, as defined in (i) accordance with the requirements of the Nasdaq National Market and (ii) the rules of the SEC, each as in effect from time to time;

•	At the time of their appointment, each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

•	At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

Responsibility and Authority:

      The responsibilities of the Audit Committee shall include:

•	Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company’s accounting and financial reporting processes and audits of the financial statements of the Company;

•	Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the retention and termination of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

•	Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a formal written statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them and engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors; (iii) reviewing the independent auditors’ peer review conducted every three years; (iv) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (v) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

•	Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements including in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

•	Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

•	Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers;

•	Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

•	Reviewing the Company’s compliance with employee benefit plans;

•	Reviewing the Company’s policies regarding information technology and management information systems;

•	If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

A-2

•	As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

•	Reviewing and approving in advance proposed related party transactions as required;

•	Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

•	Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC;

•	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	Reviewing the Audit Committee’s own charter, structure, processes and membership requirements; and

•	Performing such other duties as may be requested by the Board of Directors.

Meetings:

      The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

      The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly, to fulfill the responsibilities of the Audit Committee under this Charter.

Minutes:

      The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

Reports:

      In addition to prepraing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee’s charter.

Compensation:

      Members of the Audit Committee shall receive such fees, if any, for their services as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

      Members of the Audit Committee may not receive any compensation from the Company, including any fees paid directly or indirectly for services as a consultant or legal or financial officer, except the fees that they receive for service as a member of the board of Directors or any committee thereof.

Delegation of Authority:

      The Audit Comittee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services provided such pre-approved decision is presented to the full Audit Committee at its scheduled meetings.

A-3

A COPY OF REALNETWORKS’ ANNUAL REPORT ON FORM 10-K FOR THE 2002 FISCAL

YEAR, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS
AVAILABLE WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO:

INVESTOR RELATIONS DEPARTMENT

REALNETWORKS, INC.
P.O. BOX 91123
SEATTLE, WASHINGTON 98111-9223

PROXY

PROXY FOR 2003 ANNUAL MEETING OF SHAREHOLDERS
RealNetworks, Inc.
2601 Elliott Avenue, Suite 1000, Seattle, Washington 98121

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert Glaser and Robert Kimball as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of RealNetworks, Inc. held of record by the undersigned at the close of business on March 25, 2003 at the Annual Meeting of Shareholders to be held on June 3, 2003, or any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of the Company’s Proxy Statement in connection with the Annual Meeting and hereby revokes any proxy or proxies previously given.

(Continued and to be marked, signed and dated on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

- FOLD AND DETACH HERE -

You can now access your RealNetworks shareholder account online via Investor ServiceDirect (ISD).

Mellon Investor Services LLC, as agent for RealNetworks, Inc., now makes it easy and convenient to get current information on your shareholder account.

Visit us on the Web at http://www.melloninvestor.com and follow the instructions shown on this page.

Step 1: First Time Users – Establish a PIN	Step 2: Log in for Account Access	Step 3: Account Status Screen
You must first establish a Personal Identification Number (PIN) online by following the direction provided in the upper right portion of the web screen as follows. You will also need to have your Social Security Number (SSN) available to establish a PIN.

Investor ServiceDirect is currently only available for domestic individual and joint accounts.

• Enter SSN
• Enter PIN
• Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.	You are now ready to log in. To access your account please enter your:

• SSN
• PIN
• Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account and continue.	You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

• Certificate History
• Book-Entry Information
• Issue Certificate
• Payment History
• Address Change
• Duplicate 1099

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time.

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

WITHHELD
	FOR	AUTHORITY
	all nominees listed	to vote for
	(except as withheld)	nominess listed

1.ELECTION OF DIRECTORS:	☐	☐

Class 2 Director Nominee: Class 3 Director Nominees:	01 Jonathan D. Klein 02 Robert Glaser 03 Jeremy Jaech

WITHHOLD AUTHORITY to vote for the following nominee(s):

(write name of any nominee for whom you wish to withhold authority to vote)

2.	In their discretion the Proxies are authorized to vote upon such other business as may property come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, OR AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING.

Signature ______________________Signature (if held jointly)________________ Date: __________, 2003

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

- FOLD AND DETACH HERE -

Vote by Mailing this Proxy Card in Advance of the Meeting

OR

Vote by Internet or
Telephone 24 Hours a Day, 7 Days a Week

Internet and telephone voting are available through 11:00 PM
Eastern Time the business day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
Go to:		1-800-435-6710
http://www.eproxy.com/rnwk
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number from this proxy card, located below, to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at:
http://www.realnetworks.com/company/investor/annual_reports.html